Earnings Call April 28, 2022 Supplemental information 2022 First Quarter3 Second Quarter a l August 2, 2023 Supplemental information

Encompass Health 2 The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including the business outlook and guidance, labor availability and costs, legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, such as the de novo pipeline, costs, growth and timelines, operational initiatives, dividend strategies, leverage, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, and market share. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the earnings release attached as Exhibit 99.1 to the Company’s Form 8-K dated August 1, 2023 (the “Q2 Earnings Release Form 8-K”), the Form 10-K for the year ended December 31, 2022, the Form 10-Q for the quarter ended March 31, 2023, the Form 10-Q for the quarter ended June 30, 2023, when filed, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note regarding presentation of non-GAAP financial measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Q2 Earnings Release Form 8-K provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Forward-looking statements

Encompass Health 3 Q2 2023 Financial summary ............................................................................................................................................................... 4 Key takeaways ....................................................................................................................................................................................... 5 Revenue ................................................................................................................................................................................................... 6 Adjusted EBITDA .................................................................................................................................................................................... 7 Earnings per share ................................................................................................................................................................................ 8-9 Adjusted free cash flow ....................................................................................................................................................................... 10 2023 Guidance and guidance considerations ................................................................................................................................. 11-12 Adjusted free cash flow assumptions ............................................................................................................................................... 13 Uses of free cash flow .......................................................................................................................................................................... 14 Appendix Map of locations ..................................................................................................................................................................................... 16 Growth targets, fundamentals and value drivers ......................................................................................................................... 17 De novo activity ..................................................................................................................................................................................... 18 Contract labor and sign-on and shift bonus trends ...................................................................................................................... 19 Pre-payment and post-payment claims denials ............................................................................................................................. 20 Debt maturity profile and schedule ................................................................................................................................................. 21-22 New-store/same-store growth ........................................................................................................................................................... 23 Payment sources ................................................................................................................................................................................... 24 Operational metrics .............................................................................................................................................................................. 25 Share information ................................................................................................................................................................................. 26 Reconciliations to GAAP ...................................................................................................................................................................... 27-34 End notes ................................................................................................................................................................................................ 35-36 Table of contents

Encompass Health 4 Q2 2023 Financial summary Q2 6 Months ($ in millions) 2023 2022% △ 2023 2022% △ Encompass Health Net operating revenue $ 1,187.1 $ 1,062.5 11.7% $ 2,347.5 $ 2,121.8 10.6 % Adjusted EBITDA $ 249.6 $ 196.4 27.1% $ 478.6 $ 391.3 22.3 % Adjusted EPS $ 0.95 $ 0.63 50.8% $ 1.83 $ 1.30 40.8 % Adjusted free cash flow* $ 124.2 $ 144.3 (13.9) % $ 282.9 $ 267.5 5.8% *Refer to page 10 for a discussion of year-to-year change. Reconciliations to GAAP provided on pages 27-34. Encompass Health’s historical results reflect Enhabit Home Health and Hospice (“Enhabit”) as discontinued operations.

Encompass Health 5 Q2 2023 Key takeaways u Revenue Ÿ Net operating revenue growth of 11.7% ü Discharge growth of 9.8% (6.2% same store) u Adjusted EBITDA Ÿ Adjusted EBITDA growth of 27.1% ü Contract labor plus sign-on and shift bonuses of $36.1 million vs. $56.9 million in Q2 2022 ü De novo hospital net pre-opening and ramp up costs of $4.3 million vs. $9.1 million in Q2 2022 u Expansion activity Ÿ Opened 2 de novos with a total of 110 beds; added 10 beds to existing hospitals u Guidance Ÿ Increased full-year 2023 guidance u Shareholder distributions Ÿ Paid a $0.15 per share quarterly cash dividend in April 2023 Ÿ Declared a $0.15 per share quarterly cash dividend in May 2023 (paid in July 2023)

Encompass Health 6 Revenue Q2 Q2 Favorable/ ($ in millions) 2023 2022 (Unfavorable) Net operating revenue: Inpatient $ 1,162.3 $ 1,037.8 12.0% Outpatient and other 24.8 24.7 0.4% Total revenue $ 1,187.1 $ 1,062.5 11.7% (Actual Amounts) Discharges 57,011 51,902 9.8% New-store discharge growth 3.6% Same-store discharge growth 6.2% Net patient revenue per discharge $ 20,387 $ 19,995 2.0% Revenue reserves related to bad debt as a percent of revenue 1.9% 2.2% -30 bps u Net operating revenue growth of 11.7% driven by volume growth u Net patient revenue per discharge growth of 2.0% due to price increases and lower bad debt as a percent of revenue, partly offset by sequestration and patient mix u Revenue reserves related to bad debt as a percent of revenue decreased 30 bps to 1.9%. Ÿ Supplemental Medical Review Contractor (SMRC) audit results trending favorable compared to previously established reserves Ÿ Lower aging-based reserves in Q2 2023 due to increased collections

Adjusted EBITDA[1]

($ in millions)	Q2 2023	% of Revenue	Q2 2022	% of Revenue
Net operating revenue	$1,187.1		$ 1,062.5	
Operating expenses:				
Salaries and benefits	(636.2)	53.6 %	(585.9)	55.1 %
Other operating expenses[a]	(171.9)	14.5 %	(166.5)	15.7 %
Supplies	(52.0)	4.4 %	(47.3)	4.5 %
Occupancy costs	(14.3)	1.2 %	(13.8)	1.3 %
Hospital operating expenses	(238.2)	20.1 %	(227.6)	21.4 %
General and administrative expenses[b]	(38.3)	3.2 %	(32.5)	3.1 %
Other income[c]	2.3		0.8	
Equity in nonconsolidated affiliates	0.9		1.0	
Noncontrolling interests in continuing operations[2][d]	(28.0)		(21.9)	
Adjusted EBITDA	**$ 249.6**		**$ 196.4**	
Percent change	27.1 %			

- **Salary and benefits in Q2 2023 includes $36.1 million in contract labor and sign-on and shift bonuses vs. $56.9 million in Q2 2022.**
- Other operating expenses as a percent of revenue declined due to efficiencies associated with volume growth.

($ in millions)		Q2 2023		Q2 2022
In arriving at Adjusted EBITDA, the following were excluded:				
(a) Loss on disposal or impairment of assets	$	0.8	$	2.8
(b) Stock-based compensation and the change in fair market value of the non-qualified 401k plan	$	17.1	$	3.7
(c) Change in fair market value of equity securities and the non-qualified 401k plan	$	(0.4)	$	7.2
(d) State regulatory change impact on noncontrolling interests[2]	$	(2.2)	$	—

Encompass Health

Reconciliations to GAAP provided on pages 27-34.
Refer to page 35-36 for end notes.

7

Earnings per share - as reported

($ in millions, except per share data)	Q2 2023	Q2 2022	6 Months 2023	6 Months 2022
Adjusted EBITDA	$ 249.6	$ 196.4	$ 478.6	$ 391.3
Depreciation and amortization(2)	(72.6)	(60.5)	(136.5)	(118.2)
Interest expense and amortization of debt discounts and fees(3)	(36.3)	(60.4)	(72.7)	(100.0)
Stock-based compensation	(15.6)	(7.7)	(23.5)	(13.8)
Loss on disposal or impairment of assets	(0.8)	(2.8)	(1.5)	(3.5)
	124.3	65.0	244.4	155.8
Items not indicative of ongoing operating performance:				
Loss on early extinguishment of debt(4)(5)	—	(1.1)	—	(1.4)
State regulatory change impact on noncontrolling interests(2)	2.2	—	2.2	—
Change in fair market value of equity securities	(1.1)	(3.2)	(0.6)	(5.7)
Pre-tax income	125.4	60.7	246.0	148.7
Income tax expense	(32.8)	(22.8)	(64.7)	(46.4)
Income from continuing operations*	$ 92.6	$ 37.9	$ 181.3	$ 102.3
Basic shares	99.5	99.2	99.5	99.2
Diluted shares (see page 26)	101.1	100.3	101.0	100.2
Basic earnings per share*	$ 0.92	$ 0.38	$ 1.81	$ 1.03
Diluted earnings per share*	$ 0.91	$ 0.38	$ 1.79	$ 1.02

- EPS increased primarily due to growth of Adjusted EBITDA.
- Depreciation and amortization increased due to recent growth in capital expenditures and the accelerated amortization of certificates of need in South Carolina (excluded from Adjusted EBITDA and Adjusted EPS).
- Interest expense decreased due to debt repayment with July 1, 2022 distribution from Enhabit.

* Earnings per share are determined using income from continuing operations attributable to Encompass Health.
Refer to page 35-36 for end notes.

Encompass Health 8

Encompass Health 9 Adjusted earnings per share(6) Refer to page 35-36 for end notes. Q2 6 Months 2023 2022 2023 2022 Diluted earnings per share, as reported $ 0.91 $ 0.38 $ 1.79 $ 1.02 Adjustments, net of tax: Bondholder consent fees associated with Enhabit distribution — 0.15 — 0.15 Income tax adjustments — 0.07 — 0.07 State regulatory change impact(2) 0.03 — 0.03 — Loss on early extinguishment of debt(4)(5) — 0.01 — 0.01 Change in fair market value of equity securities 0.01 0.02 — 0.04 Adjusted earnings per share* $ 0.95 $ 0.63 $ 1.83 $ 1.30 u Adjusted earnings per share removes from the GAAP earnings per share calculation the impact of items the Company believes are not indicative of its ongoing operating performance. * Adjusted EPS may not sum due to rounding. See complete calculations of adjusted earnings per share on pages 30-33.

Encompass Health 10 $267.5 $87.3 $(10.3) $6.7 $(45.2) $(23.1) $282.9 Adjusted Free Cash Flow 6 Mos. 2022 Adjusted EBITDA Working capital and other Cash interest payments Cash tax payments, net of refunds Maintenance capital expenditures Adjusted Free Cash Flow 6 Mos. 2023 2023 YTD Adjusted free cash flow(7) Reconciliations to GAAP provided on pages 27-34. Refer to page 35-36 for end notes. u Adjusted free cash flow in the first six months of 2023 increased $15.4 million as growth of Adjusted EBITDA was partly offset by higher cash tax payments, maintenance capital expenditures, and working capital. ($ in millions)

Encompass Health 11 2023 Guidance - Updated as of August 1, 2023 Prior 2023 Guidance issued 4/27/23 Updated 2023 Guidance issued 8/1/23 ($ in millions, except per share data) Net Operating Revenue $4,700 to $4,770 $4,750 to $4,810 Adjusted EBITDA(1) $870 to $910 $920 to $950 Adjusted earnings per share from continuing operations attributable to Encompass Health(6) $2.94 to $3.23 $3.31 to $3.53 Refer to page 35-36 for end notes.

Encompass Health 12 2023 Guidance considerations* u Pricing Ÿ Medicare pricing increase of 4% for the third quarter of 2023 and 3.3% for the fourth quarter of 2023 Ÿ Managed Care pricing increase of 2% to 3% u Labor Ÿ SWB per FTE (including contract labor, sign-on and shift bonuses) increase of approximately 2.0% ü Increase of approximately 4.5% to 5.0% for salaries and wages and 4% for benefits ü Year-over-year decrease in contract labor expense and sign-on and shift bonuses Ÿ Employees per occupied bed expected to be approximately 3.40 for Q3-Q4 2023 u De novos Ÿ Net pre-opening and ramp-up costs of approximately $10 million to $12 million u Bad debt Ÿ Bad debt reserves of 2.0% to 2.4% of net operating revenue u Corporate Ÿ Tax rate of approximately 26% Ÿ Diluted share count of approximately 101 million shares *Changes from previous guidance considerations are underlined.

Encompass Health 13 Adjusted free cash flow(7) assumptions Certain cash flow items ($ in millions) 6 Months  2023 Actuals 2022 2023 Assumptions Cash interest payments (net of amortization of debt discounts and fees) $68.0 $145.5 $135 to $145 Cash payments for income taxes, net of refunds $46.9 $50.2 $95 to $110 Working capital and other $(13.7) $45.1 $30 to $50 Maintenance CAPEX $94.5 $238.4 $230 to $240 Adjusted free cash flow $282.9 $340.1 $375 to $460 Lower payments in 2022 due to application of overpayments from 2021 2022 includes Q4 payment of deferred payroll taxes resulting from CARES Act and recovery of $12.5 million of previously denied Medicare claims(8) Investment in new equipment, renovations/improvements, and ongoing maintenance to existing hospitals Cash interest payments expected to decrease modestly due to full- year impact of debt repayment with July 1, 2022 distribution from Enhabit Refer to page 35-36 for end notes.

Encompass Health 14 Uses of free cash flow ($ in millions) 6 Months 2023 Actuals 2022 2023 Assumptions Growth in core business IRF bed expansions $12.4 $52.7 $60 to $70 New IRFs - De novos 112.1 276.6 275 to 295 - Acquisitions — — — - Replacement IRFs and other 2.7 16.5 TBD $127.2 $345.8 $335 to $365 Debt reduction Debt redemptions (borrowings), net $46.6 $511.3 TBD Shareholder distributions Cash dividends on common stock $30.5 $99.0 ~$60 Common stock repurchases — — — Ÿ ~$198 million remaining under current authorization as of June 30, 2023(9) Refer to page 35-36 for end notes.

Appendix

Encompass Health 16 ~36,900 employees Rehabilitation hospitals “IRFs” IRFs under development* * IRFs under development - previously announced under development as of July 31, 2023 † Based on 2022 and 2021 data Encompass Health Largest owner and operator of rehabilitation hospitals Company profile as of 6/30/23 158 Rehabilitation hospitals “IRFs” 61 are joint ventures 21 37 IRFs under development* States and Puerto Rico 25% of Licensed beds † 33% of Medicare patients served † Key statistics trailing four quarters ~221,000 patient discharges ~$4.6 Billion in revenue MAP TO BE UPDATED

Encompass Health 17 Growth targets, fundamentals and value drivers u 2023 - 2027 Growth targets Ÿ 6 to 10 de novos per year Ÿ 80 to 120 bed additions per year Ÿ 6% to 8% discharge CAGR u Large, under penetrated, and growing inpatient rehabilitation market Ÿ Large addressable market indicated by low conversion rate of presumptively eligible inpatient rehabilitation patients Ÿ Favorable demographics driving increased demand for rehabilitation services u Poised to capture incremental market share Ÿ Unparalleled clinical expertise for treating inpatient rehabilitation conditions with consistent delivery of high-quality, cost-effective care Ÿ De novo and bed addition strategy delivers attractive financial returns Ÿ Cash flow and capital availability to fund capacity additions Ÿ Fragmented sector presents unit acquisition and joint venture opportunities Ÿ Significant barriers to entry and economies of scale Ÿ Resilient business model with focus on non-discretionary conditions occurring predominantly in an aging population u Shareholder distributions Ÿ Cash dividend (currently $0.15 per share per quarter) Ÿ Approximately $198 million remaining under current stock repurchase authorization

Encompass Health 18 Inpatient Rehabilitation Hospitals Opened or Under Development Joint venture # of new beds 2023 2024 2025 2026 De novo projects* Eau Claire, WI ü 36 — — — Knoxville, TN** ü 73 — — — Owasso, OK ü 40 — — — Clermont, FL 50 — — — Bowie, MD ü 60 — — — 1 Columbus, GA ü 40 — — — 2 Prosper, TX 40 — — — 3 Fitchburg, WI — 56 — — 4 Kissimmee, FL — 50 — — 5 Atlanta, GA ü — 40 — — 6 Johnston, RI — 50 — — 7 Fort Mill, SC — 39 — — 8 Louisville, KY ü — 40 — — 9 Houston, TX — 61 — — 10 Daytona Beach, FL — — 50 — 11 Fort Myers, FL ü — — 60 — 12 Lake Worth, FL — — 50 — 13 Concordville, PA — — 50 — 14 Norristown, PA — — 50 — 15 Wildwood, FL — — 50 — 16 Athens, GA ü — — 40 — 17 St. Petersburg, FL — — 50 — 18 Palm Beach Gardens, FL — — — 50 19 Amarillo, TX — — — 50 20 Strongsville, OH — — — 40 21 Danbury, CT — — — 40 *All dates are tentative and subject to change De novo activity Q2 2023 De novo activity highlights u Opened 2 rehabilitation hospitals JV Ÿ Clermont, FL Ÿ Bowie, MD ü u Announced de novos Ÿ 40-bed hospital in Danbury, CT Ÿ 50-bed hospital in Concordville, PA IRF development projects announced and underway 21 **Knoxville, TN opened a 22-bed hospital-in-hospital unit and a 51-bed free-standing hospital.

Encompass Health 19 Contract labor and sign-on and shift bonus trends 2021 2022 2023 Q2 Q3 Q4 FY Q1 Q2 Q3 Q4 FY Q1 Q2 Contract labor and sign-on and shift bonus expense trends ($ in millions) Sign-on/shift bonus $ 12.7 $ 15.0 $ 21.3 $ 59.8 $ 21.1 $ 21.8 $ 24.2 $ 15.7 $ 82.8 $ 16.3 $ 14.0 Contract labor 16.0 18.3 30.0 74.4 41.9 35.1 24.8 19.7 121.5 20.7 22.1 Total $ 28.7 $ 33.3 $ 51.3 $ 134.2 $ 63.0 $ 56.9 $ 49.0 $ 35.4 $ 204.3 $ 37.0 $ 36.1 Contract labor FTE trends ($ in thousands) Contract labor FTEs 318 383 516 359 706 633 481 369 547 459 476 as a % of total FTEs 1.4% 1.6% 2.2% 1.5% 2.9% 2.6% 1.9% 1.5% 2.2% 1.8% 1.8 % Contract labor rate/FTE $ 201.3 $ 189.5 $ 230.7 $ 207.1 $ 240.4 $ 222.6 $ 204.6 $ 211.5 $ 222.0 $ 182.7 $ 186.0 Net same-store RN hires 5 166 46 329 127 149 183 (32) 427 54 202

Pre-payment and post-payment claims denials

- Encompass Health establishes a reserve upon notice that a claim is under review.
- Acting through various contractors and programs, CMS regularly reviews and denies Medicare claims. HHS provides an appeals process through its Administrative Law Judges ("ALJs"). We regularly appeal denials to ALJs when we believe the claim is valid and the denial is in error.
- Appeals prior to 2018 became part of a nationwide backlog of cases at the ALJ level that a federal judge ordered HHS to clear by the end of 2022. By December 31, 2022, we cleared substantially all of the backlog at the ALJ level.
- We have appealed certain adverse ALJ rulings to the Department Appeals Boards ("DAB"), the final level of administrative review. As of June 30, 2023, approximately $49 million in claims are awaiting review at the DAB.(8) In addition, we have appealed approximately $6 million in claims denied by the DAB to several United States District Courts, all of which are pending review as of June 30, 2023.
- New claims review activity continued in Q2 2023 as all of our CMS contractors have resumed claim audits under the Targeted Probe and Educate ("TPE") program* following the temporary suspension of audit activity during the public health emergency.
- During the first quarter of 2023, a Supplemental Medical Review Contractor initiated a review of claims from March 2020 through December 2020 totaling approximately $21 million. We have received initial results for the claims under review and approximately 82% of these have been approved with approximately $4 million under appeal.

Pre-payment Claims Reviews

Period	New Denials	Collections of Previously Denied Claims	Revenue Reserve for New Denials	Update of Reserve for Prior Denials
		($ in millions)		
Q2 2023	$19.4	$(18.8)	$1.9	$–
Q1 2023	34.8	(31.2)	3.5	–
Q4 2022	35.1	(13.7)	3.6	–
Q3 2022	10.5	(10.0)	1.1	–
Q2 2022	12.5	(6.5)	1.4	–
Q1 2022	1.1	(5.6)	0.3	–
Q4 2021	1.4	(8.1)	0.4	–
Q3 2021	(0.5)	(9.7)	–	–
Q2 2021	0.1	(6.3)	–	–
Q1 2021	(0.2)	(5.2)	–	–
Q4 2020	(0.4)	(7.2)	–	4.5
Q3 2020	(0.6)	(6.3)	–	–
Q2 2020	(1.5)	(3.5)	–	–
Q1 2020	4.2	(5.0)	1.3	–

Pre-payment and Post-payment Claims Receivables

	Jun. 30, 2023	Dec. 31, 2022	Dec. 31, 2021
		($ in millions)	
Gross claims denials	$ 90.8	$ 93.2	$ 105.7
Recorded reserves	(24.5)	(19.9)	(28.3)
Net accounts receivable from claims denials	**$ 66.3**	**$ 73.3**	**$ 77.4**

* For more information regarding TPE, see https://www.cms.gov/Research-Statistics-Data-and-Systems/Monitoring-Programs/Medicare-FFS-Compliance-Programs/Medical-Review/Targeted-Probe-and-EducateTPE.html

Encompass Health
20

Refer to page 35-36 for end notes.

Encompass Health 21 2023 2024 2025 2026 2027 2028 2029 2030 2031 * This chart does not include ~$350 of finance lease obligations or ~$67 of other notes payable. See the debt schedule on page 22. Debt maturity profile - face value $350 Senior Notes 5.75% ($ in millions) Revolver capacity $800 Senior Notes 4.75% $800 Senior Notes 4.5% Revolver As of June 30, 2023* $966 Available $— Drawn + $34 reserved for LCs Callable Callable beginning February 2025 Callable $400 Senior Notes 4.625% Callable beginning April 2026

Encompass Health 22 Debt schedule Change in June 30, December 31, Debt vs. ($ in millions) 2023 2022 YE 2022 Advances under $1 billion revolving credit facility $ — $ 55.0 $ (55.0) Bonds Payable: 5.75% Senior Notes due 2025 348.1 347.7 0.4 4.50% Senior Notes due 2028 783.4 781.8 1.6 4.75% Senior Notes due 2030 780.2 779.0 1.2 4.625% Senior Notes due 2031 391.0 390.6 0.4 Other notes payable 67.4 53.1 14.3 Finance lease obligations 350.3 359.8 (9.5) Long-term debt $ 2,720.4 $ 2,767.0 $ (46.6) Debt to Adjusted EBITDA 3.0 x 3.4 x Leverage net of cash on balance sheet 2.9 x 3.4 x Reconciliations to GAAP provided on pages 27-34. The leverage ratio for 2Q23 stated in terms of the most comparable GAAP measurement would be Debt to Net cash provided by operating activities: 4.0x The leverage ratio for 2022 stated in terms of the most comparable GAAP measurement would be Debt to Net cash provided by operating activities: 3.9x

Encompass Health 23 -5.0% 0.0% 5.0% 10.0% 15.0% 20.0% * Includes inpatient rehabilitation hospitals classified as same store during each period New-store/same-store growth North Tampa, FL (50 beds) Cumming, GA (50 beds) Shreveport, LA (40 beds) Waco, TX (40 beds) Greenville, SC (40 beds) Pensacola, FL (40 beds) Discharges Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 New store 1.3% 0.9% 1.0% 1.8% 2.0% 3.6% 3.8% 3.3% 3.4% 3.1% 3.5% 3.6% Same store* (2.8)% (3.8)% (2.2)% 16.9% 6.7% 6.0% 3.8% 1.6% 4.1% 4.2% 5.9% 6.2% Total by quarter (1.5)% (2.9)% (1.2)% 18.7% 8.7% 9.6% 7.6% 4.9% 7.5% 7.3% 9.4% 9.8% Total by year (2.6)% 8.7% 6.8% Same-store year* (4.4)% 6.2% 3.1% Toledo, OH (40 beds) San Angelo, TX (40 beds) Shiloh, IL (40 beds) St. Augustine, FL (40 beds) Libertyville, IL (60 beds) Henry County, GA (50 beds) Moline, IL (40 beds) Naples, FL (50 beds) Grand Forks, ND (40 beds) Lakeland, FL (50 beds) Cape Coral, FL (40 beds) Jacksonville, FL (50 beds) Knoxville, TN (73 beds) Eau Claire, WI (36 beds) Owasso, OK (40 beds) Clermont, FL (50 beds) Bowie, MD (60 beds)

Encompass Health 24 Payment sources (percent of revenues) Q2 6 Months Full Year 2023 2022 2023 2022 2022 Medicare 64.4% 64.9% 64.7% 65.1% 65.3 % Medicare Advantage 16.7% 15.1% 16.4% 14.9% 15.1 % Managed care 11.2% 11.6% 11.1% 12.0% 11.6 % Medicaid 4.1% 4.5% 4.1% 4.2% 4.2 % Other third-party payors 0.9% 0.9% 0.9% 0.9% 0.9 % Workers’ compensation 0.6% 0.6% 0.6% 0.6% 0.6 % Patients 0.3% 0.4% 0.3% 0.4% 0.4 % Other income 1.8% 2.0% 1.9% 1.9% 1.9 % Total 100.0% 100.0% 100.0% 100.0% 100.0%

Encompass Health 25 Operational metrics Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2023 2023 2022 2022 2022 2022 2022 ($ in millions) Net patient revenue-inpatient $ 1,162.3 $ 1,134.2 $ 1,113.0 $ 1,064.6 $ 1,037.8 $ 1,036.2 $ 4,251.6 Net patient revenue-outpatient and other revenues 24.8 26.2 24.3 24.9 24.7 23.1 97.0 Net operating revenues $ 1,187.1 $ 1,160.4 $ 1,137.3 $ 1,089.5 $ 1,062.5 $ 1,059.3 $ 4,348.6 (Actual Amounts) Discharges(10) 57,011 55,557 54,700 53,743 51,902 50,771 211,116 Net patient revenue per discharge $ 20,387 $ 20,415 $ 20,347 $ 19,809 $ 19,995 $ 20,409 $ 20,139 Outpatient visits 30,752 31,852 33,138 34,348 35,929 35,229 138,644 Average length of stay 12.3 12.5 12.5 12.7 12.6 13.0 12.7 Occupancy % 72.4% 73.4% 71.7% 71.4% 70.7% 73.1% 70.9% # of licensed beds 10,611 10,510 10,356 10,356 10,206 10,028 10,356 Occupied beds 7,682 7,714 7,425 7,394 7,216 7,330 7,342 Full-time equivalents (FTEs) - internal 25,453 25,122 24,777 24,580 23,649 23,313 24,080 Contract labor FTEs 476 459 369 481 633 706 547 Total FTEs(11) 25,929 25,581 25,146 25,061 24,282 24,019 24,627 EPOB(12) 3.38 3.32 3.39 3.39 3.37 3.28 3.35 Refer to page 35-36 for end notes.

Encompass Health 26 Share information Weighted Average for the Period Q2 6 Months Full Year (in millions) 2023 2022 2023 2022 2022 2021 2020 Basic shares outstanding 99.5 99.2 99.5 99.2 99.2 99.0 98.6 Restricted stock awards, dilutive stock options, and restricted stock units 1.6 1.1 1.5 1.0 1.2 1.2 1.2 Diluted shares outstanding 101.1 100.3 101.0 100.2 100.4 100.2 99.8 End of Period Q2 6 Months Full Year (in millions) 2023 2022 2023 2022 2022 2021 2020 Basic shares outstanding 100.2 99.8 100.2 99.8 99.8 99.5 99.4

Encompass Health 27 Net cash provided by operating activities reconciled to Adjusted EBITDA(1) Q2 6 Months Full Year ($ in millions) 2023 2022 2023 2022 2022 Net cash provided by operating activities $ 206.7 $ 244.6 $ 434.6 $ 463.5 $ 705.8 Interest expense and amortization of debt discounts and fees(3) 36.3 60.4 72.7 100.0 175.7 Gain (loss) on sale of investments, excluding impairments 0.1 (7.3) 1.8 (11.9) (15.5) Equity in net income of nonconsolidated affiliates 0.9 1.0 1.3 1.9 2.9 Net income attributable to noncontrolling interests in continuing operations (25.8) (21.9) (51.4) (43.9) (93.6) Amortization of debt-related items (2.4) (2.5) (4.7) (4.8) (9.7) Distributions from nonconsolidated affiliates (0.1) (1.9) (0.2) (2.9) (4.0) Current portion of income tax expense 36.5 31.6 64.4 52.9 72.2 Change in assets and liabilities (3.5) (71.4) (41.4) (93.4) 30.4 Cash used in (provided by) operating activities of discontinued operations 1.6 (39.5) 2.9 (75.9) (52.3) State regulatory change impact on noncontrolling interests(2) (2.2) — (2.2) — — Change in fair market value of equity securities 1.1 3.2 0.6 5.7 7.4 Other 0.4 0.1 0.2 0.1 — Adjusted EBITDA $ 249.6 $ 196.4 $ 478.6 $ 391.3 $ 819.3 Refer to page 35-36 for end notes.

Encompass Health 28 Reconciliation of net income to Adjusted EBITDA(1) Q2 6 Months Full Year ($ in millions) 2023 2022 2023 2022 2022 Net income $ 117.2 $ 71.3 $ 230.5 $ 181.4 $ 365.9 Loss (income) from discontinued operations, net of tax, attributable to Encompass Health 1.2 (11.5) 2.2 (35.2) (15.2) Net income attributable to noncontrolling interests included in continuing operations (25.8) (21.9) (51.4) (43.9) (93.6) Provision for income tax expense 32.8 22.8 64.7 46.4 100.1 Interest expense and amortization of debt discounts and fees(3) 36.3 60.4 72.7 100.0 175.7 Depreciation and amortization(2) 72.6 60.5 136.5 118.2 243.6 Loss on early extinguishment of debt(4)(5) — 1.1 — 1.4 1.4 Loss on disposal or impairment of assets 0.8 2.8 1.5 3.5 4.8 Stock-based compensation 15.6 7.7 23.5 13.8 29.2 State regulatory change impact on noncontrolling interests(2) (2.2) — (2.2) — — Change in fair market value of equity securities 1.1 3.2 0.6 5.7 7.4 Adjusted EBITDA $ 249.6 $ 196.4 $ 478.6 $ 391.3 $ 819.3 Refer to page 35-36 for end notes.

Encompass Health 29 Reconciliation of net cash provided by operating activities to adjusted free cash flow(7) Q2 6 Months Full Year ($ in millions) 2023 2022 2023 2022 2022 Net cash provided by operating activities $ 206.7 $ 244.6 $ 434.6 $ 463.5 $ 705.8 Impact of discontinued operations 1.6 (39.5) 2.9 (75.9) (52.3) Net cash provided by operating activities of continuing operations 208.3 205.1 437.5 387.6 653.5 Capital expenditures for maintenance (56.7) (39.2) (94.5) (71.4) (238.4) Distributions paid to noncontrolling interests of consolidated affiliates (27.6) (25.1) (59.4) (45.9) (96.6) Items not indicative of ongoing operating performance: Transaction costs and related liabilities 0.2 3.5 (0.7) (2.8) 21.6 Adjusted free cash flow $ 124.2 $ 144.3 $ 282.9 $ 267.5 $ 340.1 Cash dividends on common stock $ 14.9 $ 27.8 $ 30.5 $ 56.3 $ 99.0 Refer to page 35-36 for end notes.

Encompass Health 30 Adjusted EPS(6) - Q2 2023 For the Three Months Ended June 30, 2023 Adjustments As Reported State Regulatory Change Impact Income Tax Adjustments Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 249.6 $ — $ — $ — $ 249.6 Depreciation and amortization(2) (72.6) 6.1 — — (66.5) Interest expense and amortization of debt discounts and fees (36.3) — — — (36.3) Stock-based compensation (15.6) — — — (15.6) Loss on disposal or impairment of assets (0.8) — — — (0.8) State regulatory change impact on noncontrolling interests (2) 2.2 (2.2) — — — Change in fair market value of equity securities (1.1) — — 1.1 — Income from continuing operations before income tax expense 125.4 3.9 — 1.1 130.4 Provision for income tax expense (32.8) (1.0) 0.1 (0.3) (34.0) Income from continuing operations attributable to Encompass Health $ 92.6 $ 2.9 $ 0.1 $ 0.8 $ 96.4 Diluted earnings per share from continuing operations* $ 0.91 $ 0.03 $ — $ 0.01 $ 0.95 Diluted shares used in calculation 101.1 * Adjusted EPS may not sum across due to rounding. Refer to page 35-36 for end notes.

Encompass Health 31 For the Three Months Ended June 30, 2022 Adjustments As Reported Loss on Early Exting. of Debt Income Tax Adjustments Bondholder Consent Fees Associated with Enhabit Distribution Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 196.4 $ — $ — $ — $ — $ 196.4 Depreciation and amortization (60.5) — — — — (60.5) Interest expense and amortization of debt discounts and fees(3) (60.4) — — 20.5 — (39.9) Stock-based compensation (7.7) — — — — (7.7) Loss on disposal or impairment of assets (2.8) — — — — (2.8) Loss on early extinguishment of debt(5) (1.1) 1.1 — — — — Change in fair market value of equity securities (3.2) — — — 3.2 — Income from continuing operations before income tax expense 60.7 1.1 — 20.5 3.2 85.5 Provision for income tax expense (22.8) (0.3) 7.0 (5.3) (0.9) (22.3) Income from continuing operations attributable to Encompass Health $ 37.9 $ 0.8 $ 7.0 $ 15.2 $ 2.3 $ 63.2 Diluted earnings per share from continuing operations* $ 0.38 $ 0.01 $ 0.07 $ 0.15 $ 0.02 $ 0.63 Diluted shares used in calculation 100.3 Adjusted EPS(6) - Q2 2022 * Adjusted EPS may not sum across due to rounding. Refer to page 35-36 for end notes.

Encompass Health 32 Adjusted EPS(6) - YTD Q2 2023 For the Six Months Ended June 30, 2023 Adjustments As Reported State Regulatory Change Impact Income Tax Adjustments Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 478.6 $ — $ — $ — $ 478.6 Depreciation and amortization(2) (136.5) 6.1 — — (130.4) Interest expense and amortization of debt discounts and fees (72.7) — — — (72.7) Stock-based compensation (23.5) — — — (23.5) Loss on disposal or impairment of assets (1.5) — — — (1.5) State regulatory change impact on noncontrolling interests (2) 2.2 (2.2) — — — Change in fair market value of equity securities (0.6) — — 0.6 — Income from continuing operations before income tax expense 246.0 3.9 — 0.6 250.5 Provision for income tax expense (64.7) (1.0) 0.4 (0.2) (65.5) Income from continuing operations attributable to Encompass Health $ 181.3 $ 2.9 $ 0.4 $ 0.4 $ 185.0 Diluted earnings per share from continuing operations* $ 1.79 $ 0.03 $ — $ — $ 1.83 Diluted shares used in calculation 101.0 * Adjusted EPS may not sum across due to rounding. Refer to page 35-36 for end notes.

Encompass Health 33 For the Six Months Ended June 30, 2022 Adjustments As Reported Loss on Early Exting. of Debt Income Tax Adjustments Bondholder Consent Fees Associated with Enhabit Distribution Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 391.3 $ — $ — $ — $ — $ 391.3 Depreciation and amortization (118.2) — — — — (118.2) Interest expense and amortization of debt discounts and fees(3) (100.0) — — 20.5 — (79.5) Stock-based compensation (13.8) — — — — (13.8) Loss on disposal or impairment of assets (3.5) — — — — (3.5) Loss on early extinguishment of debt(4)(5) (1.4) 1.4 — — — — Change in fair market value of equity securities (5.7) — — — 5.7 — Income from continuing operations before income tax expense 148.7 1.4 — 20.5 5.7 176.3 Provision for income tax expense (46.4) (0.4) 7.2 (5.3) (1.5) (46.4) Income from continuing operations attributable to Encompass Health $ 102.3 $ 1.0 $ 7.2 $ 15.2 $ 4.2 $ 129.9 Diluted earnings per share from continuing operations* $ 1.02 $ 0.01 $ 0.07 $ 0.15 $ 0.04 $ 1.30 Diluted shares used in calculation 100.2 Adjusted EPS(6) - YTD Q2 2022 * Adjusted EPS may not sum across due to rounding. Refer to page 35-36 for end notes.

Encompass Health 34 Adjusted EPS(6) - 2022 For the Year Ended December 31, 2022 Adjustments As Reported Loss on Early Exting. of Debt Income Tax Adjustments Bondholder Consent Fees Associated with Enhabit Distribution Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 819.3 $ — $ — $ — $ — $ 819.3 Depreciation and amortization (243.6) — — — — (243.6) Interest expense and amortization of debt discounts and fees(3) (175.7) — — 20.5 — (155.2) Stock-based compensation (29.2) — — — — (29.2) Loss on disposal or impairment of assets (4.8) — — — — (4.8) Loss on early extinguishment of debt(4)(5) (1.4) 1.4 — — — — Change in fair market value of equity securities (7.4) — — — 7.4 — Income from continuing operations before income tax expense 357.2 1.4 — 20.5 7.4 386.5 Provision for income tax expense (100.1) (0.4) 7.4 (5.3) (1.9) (100.3) Income from continuing operations attributable to Encompass Health $ 257.1 $ 1.0 $ 7.4 $ 15.2 $ 5.5 $ 286.2 Diluted earnings per share from continuing operations* $ 2.56 $ 0.01 $ 0.07 $ 0.15 $ 0.05 $ 2.85 Diluted shares used in calculation 100.4 * Adjusted EPS may not sum across due to rounding. Refer to page 35-36 for end notes.

Encompass Health 35 End notes Reconciliations to GAAP provided on pages 27-34. (1) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. (2) In May of 2023, the governor of South Carolina signed into law S.164, which repealed the requirement of certain healthcare providers to obtain and/or maintain a certificate of need (“CON”). As a results of this repeal, in Q2 2023 we accelerated amortization of approximately $6 million in remaining carrying value of our South Carolina CON assets, increasing depreciation and amortization expense by approximately $6 million and reducing noncontrolling interest in continuing operations by approximately $2 million (related to our joint venture partner’s share of income at one impacted location). The impact of these adjustments have been excluded from the calculation of adjusted EBITDA and adjusted earnings per share in the second quarter of 2023 given the non-recurring nature of the CON repeal (Florida is the only other state in recent history to repeal its CON law) is not indicative of ongoing operating performance. (3) In the second quarter of 2022, the Company paid $20.5 million as a consent solicitation fee to bondholders related to the spin off of Enhabit. (4) In the first quarter of 2022, the Company redeemed the remaining $100 million of its 5.125% Senior Notes due 2023. The redemption was completed at 100% of par using drawings under the Company’s revolving credit facility. As a result of the redemption, the Company recorded a $0.3 million loss on early extinguishment of debt in the first quarter of 2022. (5) In the second quarter of 2022, the Company redeemed approximately $236 million of its term loan due 2024 and fully repaid the $250 million outstanding balance on its revolving credit facility. The redemption was completed using proceeds which were dividended from Enhabit. As a result of the redemption, the Company recorded a $1.1 million loss on early extinguishment of debt in the second quarter of 2022. (6) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”), which is a non-GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging and equity instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments, settlements of income tax claims and windfall tax benefits), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. (7) The definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, distributions to noncontrolling interests, and certain items deemed to be non-indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies.

Encompass Health 36 End notes (continued) (8) In December 2017, the Company received notice of a Uniform Program Integrity Contractor (“UPIC”) audit at one of our hospitals. The UPIC sampled 100 claims and challenged the propriety of a subset of the sample representing $1.3 million in previously paid claims. The UPIC extrapolated the alleged error rate to all claims from that hospital during a period of approximately four years, resulting in an alleged overpayment of $33.9 million. Our Medicare Administrative Contractor (“MAC”) later reduced the determination of overpayment to $30.5 million, which it collected through recoupment of current claims during 2019. We appealed the overpayment determination to an Administrative Law Judge (“ALJ”), who heard the appeal in August 2021. In October 2022, the ALJ overturned $12.5 million of the overpayment determination. We received payment of this amount, plus $3.2 million in interest, in December 2022. We have appealed the remaining $18.0 million of the overpayment determination to the next level of administrative appeal, challenging both the denials and the improper use of extrapolation. It is not possible to predict when this matter will be resolved or the ultimate outcome. (9) On Oct. 28, 2013, the Company announced its board of directors authorized the repurchase of up to $200 million of its common stock. On Feb. 14, 2014, the Company's board approved an increase in this common stock repurchase authorization from $200 million to $250 million. As of June 30, 2018, the remaining repurchase authorization was approximately $58 million. On July 24, 2018, the Company's board approved resetting the aggregate common stock repurchase authorization to $250 million. As of June 30, 2023, the remaining repurchase authorization was approximately $198 million. (10) Represents discharges from 158 consolidated hospitals in Q2 2023; 156 consolidated hospitals in Q1 2023; 153 consolidated hospitals in Q4 2022 and Q3 2022; 150 consolidated hospitals in Q2 2022; and 147 consolidated hospitals in Q1 2022. (11) Total full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include full-time equivalents related to contract labor. (12) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of total full-time equivalents, including full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. Reconciliations to GAAP provided on pages 27-34.